Exhibit 10.2
VECTREN CORPORATION NONQUALIFED DEFERRED COMPENSATION PLAN
(Effective January 1, 2005)

Partial Termination Amendment for ESG Participants
WHEREAS, Vectren, LLC, an Indiana limited liability company (the “Company”), is a wholly owned subsidiary of CenterPoint Energy, Inc. (“CNP”) and maintains the Vectren Corporation Nonqualified Deferred Compensation Plan (Effective January 1, 2005) (the “Plan”);
WHEREAS, pursuant to Section 12.1 of the Plan, the Company may terminate the Plan and provide for distribution Account Balances to the extent permitted under Treas. Reg. § 1.409A-3(j)(4)(ix);
WHEREAS, certain Participants of the Plan (the “ESG Participants”) experienced a change in control event (as defined in Treas. Reg. § 1.409A-3(i)(5)) on June 30, 2023 in connection with the sale of Energy Systems Group, LLC (the “ESG CIC Event”);
WHEREAS, the Company desires to irrevocably terminate and liquidate the Plan with respect to each ESG Participant in accordance with Treas. Reg. § 1.409A-3(j)(4)(ix)(B);
WHEREAS, on December 14, 2023 (the “Approval Date”), the Board of CNP approved such termination and liquidation of the Plan, and this amendment to the Plan, and also approved, with respect to each ESG Participant, the termination and liquidation of all agreements, methods, programs and other arrangements sponsored by CNP or an affiliate immediately after the ESG CIC Event which deferrals of compensation are, together with deferrals under the Plan, treated as deferred under a single plan under Treas. Reg. § 1.409A-1(c)(2) so that all ESG Participants are required to receive all amounts of compensation deferred under such terminated agreements, methods, programs, and other arrangements within 12 months of the Approval Date; and
WHEREAS, on January 9, 2024 the Manager of the Company also approved such termination and liquidation of the Plan, and this amendment to the Plan;

NOW, THEREFORE, the Company does hereby amend the Plan as follows, effective as of April 1, 2024 (the “Termination Date”):
1.The Plan is hereby irrevocably terminated with respect to each ESG Participant.
2.As soon as administratively practicable after the Termination Date, and in no event later than 12 months following the Approval Date, the benefit under Plan for each ESG Participant shall be irrevocably liquidated and paid to the ESG Participant in a single lump sum cash payment.
3.It is intended that the termination of the Plan with respect to the ESG Participants as set forth herein shall comply with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix)(B), and this amendment shall be interpreted and administered consistent therewith.
4.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, Vectren, LLC has executed these presents as evidenced by the signature of its officer affixed hereto, this 9 day of January, 2024, but effective as set forth above.

CENTERPOINT ENERGY, INC. By:/s/Jason P. Wells Jason P. Wells President
ATTEST:
/s/Vincent A. Mercaldi
Vincent A. Mercaldi
Assistant Corporate Secretary
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